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                                                                    EXHIBIT 23.1

INDEPENDENT AUDITOR'S CONSENT

To the Board of Directors of
Bio-Imaging Technologies, Inc.



We hereby consent to the incorporation by reference in the accompanying Registration Statement on Form S-3, of our report dated October 9, 1996 included in the Annual Report on Form 10-KSB for the year ended September 30, 1996, on the consolidated financial statements of Bio-Imaging Technologies, Inc. and subsidiary as of and for each of the two years ended September 30, 1996. We also consent to the reference to our firm under the caption "Experts."



GOLDSTEIN GOLUB KESSLER & COMPANY, P.C.

New York, New York
April 18, 1997